SECURITIES AND EXCHANGE COMMISSION

                   Washington, D. C. 20549



                          FORM 8-K

                       CURRENT REPORT


           Pursuant to Section 13 or 15(d) of the
               Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported):
                        July 1, 1997


                    BELLSOUTH CORPORATION
   (Exact name of registrant as specified in its charter)


      Georgia                 1-8607        58-1533433
    (State or other         (Commission     (IRS Employer
    jurisdiction of         File Number)    Identification
     incorporation)                                No.)


  1155 Peachtree Street, N. E., Atlanta, Georgia 30309-3610
  (Address of principal executive offices)       (Zip Code)


     Registrant's telephone number, including area code
                       (404) 249-2000
Item 5.  Other Events


Sale of Optus Communications

On July 1, 1997, BellSouth announced that it had agreed to sell its interest in Optus Communications to Cable and Wireless, a U.K. telecommunications company. See Exhibit
99a for a complete copy of the related press release.

Sale of ITT World Directories

On July 16, 1997, BellSouth announced that it had sold its 20% ownership interest in ITT World Directories Inc. to ITT
Corporation. See Exhibit 99b for a complete copy of the related press release.

Second Quarter 1997 Earnings

On July 21, 1997, BellSouth announced earnings for the second quarter of 1997. See Exhibit 99c for a complete copy of the related press release.

1997-1998 Earnings Growth

BellSouth believes that normalized earnings growth could be in the low double digits through 1998. This forward-looking statement is based on a number of assumptions including, but not limited to: (1) economic growth and demand for wireline and wireless communications services continues in BellSouth's service territories; (2) BellSouth Telecommunications, Inc. is successful in furthering its cost reduction efforts; (3) the final resolution of the access reform and universal service orders of the FCC is reasonably revenue neutral; (4) local service competition does not have a significant adverse impact on earnings through 1998; and (5) the current level of economic, monetary and political stability continues in foreign countries in which BellSouth does business. Any developments significantly deviating from these assumptions could cause actual results to differ materially from those in the above forward-looking statements.




Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

  99a          Press Release - Sale of Optus Communications

  99b          Press Release - Sale of ITT World Directories

  99c          Press Release - Second Quarter 1997 Earnings


                          SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


BELLSOUTH CORPORATION


By:  /s/ W. Patrick Shannon
    W. Patrick Shannon
    Vice President and Controller
    July 21, 1997